EXHIBIT 23.2

MANTYLA MCREYNOLDS LLC
178 South Rio Grande Street, Suite 200
Salt Lake City, Utah  84101
Telephone:  801.269.1818
Facsimile:  801.266.3481

The Board of Directors
Northern Oil and Gas, Inc.:

We hereby consent to the incorporation by reference in Registration Statement No. 333-_______ on Form S-3 of Northern Oil and Gas, Inc. (the “Company”) covering the registration of 67,500 shares of common stock of our report dated March 24, 2008, with respect to the consolidated balance sheets of Northern Oil and Gas, Inc. (formerly Kentex Petroleum, Inc.), an exploration stage company, as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period from inception on October 5, 2006, through December 31, 2007 and the fiscal year ended December 31, 2007, which report appears in the December 31, 2007 annual report on Form 10-K of Northern Oil and Gas, Inc.  We also consent to the use of our name as experts in such Registration Statement.

/s/ Mantyla McReynolds LLC

Salt Lake City, Utah

December 24, 2008